EXHIBIT 24

CONFIRMING STATEMENT FOR PURPOSES OF
SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED



This Confirming Statement confirms that the undersigned, Elbert L. Thomas, Jr., has authorized and designated Clyde A. Billings, Jr.
to execute and file on behalf of the undersigned all Form 4's and Form 5's (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of First Tennessee
National Corporation. The authority of Clyde A.
Billings, Jr. under this Confirming Statement shall continue until the undersigned is no longer required to file Form 4's and Form 5's with regard to his ownership or transactions in the securities of First Tennessee National
Corporation, unless earlier revoked in writing.
The undersigned acknowledges that Clyde A.
Billings, Jr. is not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of
1934, as amended.



signed by Elbert L. Thomas, Jr.
Date:  December 10, 2003